Exhibit 4.2

GLOBAL HYATT CORPORATION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 28, 2007 (the “Effective Date”), is by and among GLOBAL HYATT CORPORATION, a Delaware corporation (the “Company”), and the Persons listed on Schedule 1 attached hereto (the “Stockholders”).

R E C I T A L S

WHEREAS, the Company has agreed to grant the Stockholders and their permitted transferees the registration rights and other rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“AAA” means the American Arbitration Association.

“Affiliate” means as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day in the City of New York on which banking institutions are authorized by law or regulations to close.

“Cash Equivalents” means:

(i) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition,

(ii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any commercial bank having, at the time of acquisition thereof, capital and surplus in excess of $250.0 million in the case of a domestic bank and $100.0 million in the case of a foreign bank,

(iii) repurchase obligations for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution, at the time of acquisition thereof, meeting the qualifications specified in clause (ii) above,

(iv) commercial paper rated, at the time of acquisition thereof, at least “P-1” by Moody’s or at least “A-1” by S&P and in each case maturing within 12 months after the date of creation thereof,

(v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition,

(vi) Indebtedness or preferred stock issued by Persons with a rating, at the time of acquisition thereof, of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition, and

(vii) investment funds investing at least 95% of their assets in securities of the types described in clauses (i) through (vi) above.

“Claim” as defined in Section 11.2.

“Commission” means the Securities and Exchange Commission and any successor agency performing comparable functions.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Consolidated EBITDA” means, for any period, (a) Consolidated Net Income for such period (excluding from the determination of Consolidated Net Income any income or losses attributable to unconsolidated joint ventures of the Company and its Subsidiaries) and excluding any proceeds from financings, refinancings or sales related thereto plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) provision for federal, state, local, foreign income, value added and similar taxes payable by the Company and its Consolidated Subsidiaries for such period, (iii) depreciation and amortization expense of the Company and its Consolidated Subsidiaries for such period, (iv) minority interest loss (income), (v) losses (gains) on discontinued operations and (vi) non-cash charges due to foreign currency losses; provided that Consolidated EBITDA for any period shall be adjusted on a Pro Forma Basis (i) to include (or exclude) amounts attributable to operations acquired (or sold or otherwise discontinued) during such period as if such acquisition (or disposition) had occurred on the first day of such period, (ii) to include amounts (annualized on a simple arithmetic basis) attributable to projects which commenced operations during such period and were in operation for at least one full fiscal quarter during such period and (iii) to include the proportionate amount of earnings before interest, taxes, depreciation and amortization from unconsolidated joint venture hotel properties based on the Company’s percentage ownership of such properties. Any such adjustments shall be determined by the Company acting in good faith.

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“Consolidated Interest Expense” means, for any period, all interest expense with respect to Indebtedness for such period of the Company and its Consolidated Subsidiaries on a consolidated basis to the extent reflected in the Company’s consolidated income statement.

“Consolidated Net Income” means, for any period, net income (excluding extraordinary items) after taxes of the Company and its Consolidated Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

“Consolidated Subsidiaries” means, as of any date of determination and with respect to the Company, any Subsidiary of the Company whose financial data is, in accordance with GAAP, reflected in the Company’s consolidated financial statements.

“Convertible Stock” means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company, which is convertible into shares of Common Stock in accordance with the terms of the Company’s Certificate of Designation of the Convertible Stock.

“Demand Registration” as defined in Section 2.2.

“Effective Date” as defined in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rule and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Framework Agreement” means that certain Purchase and Framework Agreement, dated as of the Effective Date, among the Company and the Stockholders party thereto, as amended from time to time.

“Fully Diluted Common Stock” means the total number of shares of Common Stock, assuming the full exercise of all options, warrants and other securities or instruments of the Company issued and outstanding that are convertible, exercisable or exchangeable for shares of Common Stock (whether or not such securities are then vested, exercisable or in-the-money).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority” means any regional, federal, state or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, political subdivision or other governmental authority or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

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“Indebtedness” of any Person means, without duplication, (i) borrowed money, including any indebtedness evidenced by bonds, notes, or debentures and (ii) capitalized leases reflected as liabilities on the Company’s consolidated balance sheet in accordance with GAAP.

“Indemnified Party” as defined in Section 7.3.

“Indemnifying Party” as defined in Section 7.3.

“Initiating Stockholder” as defined in Section 2.4.

“Lien” means any mortgage, pledge, security interest, encumbrance, claim, lien (including any lien for taxes other than taxes not yet due and payable or being disputed in good faith), lease, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Long-Form Demand Registration” as defined in Section 2.1(b).

“Notifying Stockholder” as defined in Section 4.5(a).

“Person” means an individual, a company, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity, and any government or governmental entity.

“Piggyback Registration” as defined in Section 3.1.

“Pro Forma Basis” means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the relevant twelve-month period.

“Projected EBITDA” means projected Consolidated EBITDA for the fiscal year in which the Repurchase Right Notice is given based on the good faith projection of the Company’s senior management and prepared using a methodology consistent with the budget then most recently approved by the Board for the fiscal year in which the Repurchase Right Notice is given.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible.

“Public Offering” means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect (other than any registration statement on Form S-8 or Form S-4 or any successor forms thereto).

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“Purchase Agreement” means that certain Purchase Agreement, dated as of the Effective Date, among the Company and the Stockholders party thereto, as amended from time to time.

“Registrable Securities” means at any time, any of the following owned by any Stockholder: (i) any Common Stock issued pursuant to the Subscription Agreement; (ii) any Common Stock issued upon conversion of the Convertible Stock; and (iii) any Common Stock then issuable directly or indirectly upon the conversion, exchange or exercise of other equity securities which were issued as a dividend or other distribution with respect to or in replacement of any equity securities referred to in clause (i) of this definition; provided, however, that Registrable Securities shall not include any equity securities which (A) have been sold in a registered offering pursuant to the Securities Act or (B) which have been sold pursuant to Rule 144 of the Commission under the Securities Act.

“Registration Expense” as defined in Section 6.1.

“Repurchase Price” means the sum of, without duplication, (a) the product of 12.25 times Projected EBITDA, minus, as of the most current month-end balance sheet data available (b) Indebtedness of the Company and its subsidiaries, plus (c) cash and Cash Equivalents, plus (d) restricted cash not relating to the defeasement of liabilities, plus (e) the fair market value of non-operating assets owned by the Company and its subsidiaries (less associated liabilities), minus (f) minority interest, minus (g) the proportionate amount of Indebtedness of the unconsolidated joint venture hotel properties based on the Company’s percentage ownership of such properties, all calculated in a manner consistent with the valuation methodology used in connection with the transactions contemplated by the Framework Agreement and the Purchase Agreement.

“Repurchase Right” as defined in Section 4.5(a).

“Repurchase Right Notice” as defined in Section 4.5(b).

“Request for Arbitration” as defined in Section 11.1.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rule and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Short-Form Demand Registration” as defined in Section 2.2.

“Stockholders” as defined in the Preamble.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of the Effective Date, among the Company and the Stockholders, as amended from time to time.

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“Subscription Agreement” means that certain Subscription Agreement, dated as of the Effective Date, among the Company and the Stockholders party thereto, as amended from time to time.

“Subsidiary” means, as to a Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors or other managers of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have more voting power by reason of the happening of any contingency) are at the time owned by such Person directly or indirectly through Subsidiaries. Unless context otherwise requires, all references to a Subsidiary or Subsidiaries under this Agreement shall refer to a direct or indirect Subsidiary or direct or indirect Subsidiaries of the Company.

2. Demand Registration.

2.1 Long-Form Registrations.

(a) Subject to the terms of this Agreement, (i) subject to Section 4.5 below, in the event that the Company has not consummated an initial Public Offering prior to the fourth (4th) anniversary of the Effective Date, at any time during the period between the day after the fourth (4th) anniversary of the Effective Date and the fifth (5th) anniversary of the Effective Date or (ii) at any time at least one hundred eighty (180) days following the consummation of the initial Public Offering of the Common Stock, each Stockholder, may request registration under the Securities Act on Form S-1 or any similar long-form registration statement for the offering of all or part of its then outstanding Registrable Securities; provided, that with respect to any requests under this clause (a), (A) the anticipated aggregate offering price of the Registrable Securities covered by such registration exceeds $750,000,000 (or $500,000,000 in the case of a demand pursuant to Section 2.1(a)(i) above); (B) the Company is not eligible at the time of the request to file a registration statement on Form S-3 or any similar short form registration statement for the re-sale by a Stockholder of Registrable Securities and (C) the Stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell Common Stock under Sections 3(b) and/or 3(c) of the Stockholders Agreement.

(b) Within ten (10) days after receipt of any written request pursuant to this Section 2.1, the Company will give written notice of such request to all other holders of Registrable Securities and will use its reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within thirty (30) days after delivery of the Company’s notice, and, thereupon the Company will use its reasonable best efforts to effect, at the earliest possible date, the registration under the Securities Act. All registrations requested pursuant to this Section 2.1 are referred to herein as “Long-Form Demand Registrations.” The Company shall not be obligated to effect more than two (2) Long-Form Demand Registrations for each Stockholder pursuant to this Section 2.1.

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2.2 Short-Form Registrations. In addition to the Long-Form Demand Registrations provided pursuant to Section 2.1 above, commencing the date on which the Company becomes eligible to register securities issued by it on a Form S-3 or any similar short-form registration, each Stockholder will be entitled to request registrations under the Securities Act of all or part of their Registrable Securities on Form S-3, if available to the Company, or any similar short-form registration (“Short-Form Demand Registrations” and, together with the Long-Form Demand Registrations, “Demand Registrations”); provided, however, that with respect to any requests under this Section 2.2, (a) the anticipated aggregate offering amount of the Registrable Securities included in any such Short Form Demand Registration exceeds $100,000,000 and (b) the Stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell Common Stock under Sections 3(b) and/or 3(c) of the Stockholders Agreement. Within ten (10) days after receipt of any request pursuant to this Section 2.2, the Company will give written notice of such request to all other holders of Registrable Securities and will use reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within ten (10) days after delivery of the Company’s notice. Once the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its reasonable best efforts to make Short-Form Demand Registrations available for the sale of Registrable Securities. Demand Registrations will be Short-Form Demand Registrations whenever the Company is permitted to use any applicable short form. If for marketing or other reasons the underwriters with respect to any Short-Form Demand Registration request the inclusion in the registration statement of information which is not required under the Securities Act to be included in a registration statement on the applicable form for the Short-Form Demand Registration, the Company will provide such information as may be reasonably requested for inclusion by the underwriters in the Short-Form Demand Registration. Each Stockholder shall be limited to two (2) Short-Form Demand Registrations during each calendar year.

2.3 Payment of Expenses for Demand Registrations. The Company will pay all Registration Expenses (as defined in Section 6 below) for the Demand Registrations permitted under Sections 2.1 and 2.2. A registration will not count as a Demand Registration until it has become effective.

2.4 Priority. If the managing underwriters with respect to a Demand Registration advise the Company in writing that in their opinion the inclusion of the number of Registrable Securities and other securities requested to be included creates a substantial risk that the price per security will be reduced, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without creating such a risk, pro rata among the respective holders of such Registrable Securities on the basis of the number of Registrable Securities requested by such holders to be included in the applicable Demand Registration. In no event will a Demand Registration pursuant to Section 2.1 count as a Long Form Demand Registration for purposes of Section 2.1 unless at least twenty-five percent (25%) of all Registrable Securities requested to be registered in such Demand Registration by the Stockholder initiating such Demand Registration (the “Initiating Stockholder”) are, in fact, registered in such registration.

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2.5 Restrictions. The Company will not be obligated to effect any Demand Registration within one hundred eighty (180) days after the effective date of a previous Demand Registration. With respect to any Demand Registration, if (a) the Board determines in good faith that such filing (i) would be materially detrimental to the Company, (ii) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on the Company or any plan or proposal by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transaction, or (iii) is inadvisable because of the Company is planning to prepare and file a registration statement for a primary offering by the Company of its securities, and (b) the Company shall furnish the holders of Registrable Securities who have requested a Demand Registration a certificate signed by an executive officer of the Company to such effect, the Company may postpone for up to one hundred twenty (120) days the filing or the effectiveness of a registration statement for a Demand Registration; provided, that the Company may not on any of the foregoing grounds postpone the filing or effectiveness of a registration statement for a Demand Registration for more than one hundred twenty (120) days during any twelve (12) month period.

2.6 Underwritten Offerings; Selection of Underwriters. All Demand Registrations shall be underwritten. The Initiating Stockholder shall have the right in connection with any Demand Registration to select the managing underwriter(s), subject to the Company’s prior written approval.

3. Piggyback Registration.

3.1 Right to Piggyback. At any time at least one hundred eighty (180) days following the consummation of the initial Public Offering of the Common Stock, whenever the Company proposes to register any of its Common Stock under the Securities Act for its own account or otherwise, and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”) (except for the registrations on Form S-8 or Form S-4 or any successor form thereto), the Company will give written notice, at least fifteen (15) days prior to the proposed filing of such registration statement, to all holders of the Registrable Securities (provided, such holders are, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell Common Stock under Sections 3(b) and/or 3(c) of the Stockholders Agreement) of its intention to effect such a registration and will use reasonable best efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in Sections 3.2 and 3.3 below) with respect to which the Company has received written requests for inclusion specifying the number of equity securities desired to be registered, which request shall be delivered within fifteen (15) days after the delivery of the Company’s notice.

3.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in the registration creates a substantial risk that the price per share or unit of the primary securities will be reduced or that the amount of the primary securities intended to be included on behalf of the Company will be reduced, then the managing underwriter may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include first, any securities that the Company

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proposes to sell, second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the total number of Registrable Securities which are requested by such holders to be included in such registration, and third, other securities requested to be included in such registration to be allocated pro rata among the holders thereof.

3.3 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per share of securities offered thereby will be reduced, the Company will include in such registration first, the Common Stock requested to be included therein by the Person requesting such registration, second, the Registrable Securities requested to be included in such registration, pro rata among the other holders of such Registrable Securities on the basis of the total number of Registrable Securities which are requested by such holders to be included in such registration, and third, other Common Stock requested to be included in such registration to be allocated pro rata among the holders thereof.

3.4 Selection of Underwriters. In connection with any Piggyback Registration, the Company will have such right to select the managing underwriter(s) in respect of such offering.

3.5 Payment of Expenses for Demand Registrations. The Company will pay all Registration Expenses (as defined in Section 6 below) for the Piggyback Registrations permitted under Section 3.1.

4. Additional Agreements.

4.1 Holders’ Agreements. To the extent not inconsistent with applicable law, each holder of Registrable Securities agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, it will (a) not sell, make any short sale of, loan, grant any option for the purchase of, otherwise dispose of, hedge or transfer any of the economic interest in (or agree or commit to do any of the foregoing) any Registrable Securities (other than those included by such holder in the offering in question, if any) without the prior written consent of the Company or such underwriters, as the case may be, for up to fourteen (14) days prior to, and during the ninety (90) day period (or one hundred eighty (180) day period in the case of the Company’s initial Public Offering) following, the effective date of the registration statement for such underwritten offering, and (b) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter may reasonably request; provided that each executive officer and director also agrees to such restrictions. Nothing herein shall prevent a holder of Registrable Securities from transferring Registrable Securities to a permitted Transferee (as defined under and pursuant to the Stockholders’ Agreement) of such Registrable Securities pursuant to Section 3(a)(ii) of the Stockholders Agreement; provided, that the Transferees of such Registrable Securities agree to be bound by the provisions of this Agreement to the extent the transferor would be so bound.

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Notwithstanding anything to the contrary contained in this Section 4.1, but subject to the last paragraph of Section 9 of the Stockholders Agreement, Goldman, Sachs & Co. and its Affiliates may engage in any brokerage, investment advisory, asset management, trading, market making and other similar activities conducted in the ordinary course of their business (including any activities conducted by its or its Affiliates’ portfolio companies in the ordinary course of their business).

4.2 Company’s Agreements. The Company agrees not to effect any public sale or public distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ninety (90) day period (or one hundred eighty (180) day period in the case of the Company’s initial Public Offering) following, the effective date of a registration statement of the Company for an underwritten Public Offering (except as part of any such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor forms thereto), unless the underwriters managing the Public Offering otherwise agree.

4.3 Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Sections 2 or 3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or Form S-4 or any successor forms thereto), whether on its own behalf or at the request of any holder or holders of such securities, until the earlier of (i) one hundred eighty (180) days has elapsed from the effective date of such previous registration, or (ii) the date that all of the securities covered by the previous registration have been sold.

4.4 Suspension of Resales. The Company shall be entitled to suspend the use of the prospectus forming the part of any registration statement which has theretofore become effective at any time if, in the good faith judgment of the Company, there is a material development relating to the condition (financial or other) of the Company that has not been disclosed to the general public and the chief executive officer or chief financial officer of the Company certifies in writing to the holders of the Registrable Securities included in such registration statement and not previously sold thereunder that, after consultation with counsel, such officers have reasonably concluded that under such circumstances it would be in the Company’s best interest to suspend the use of such prospectus; provided, however, that the aggregate period of suspension under this Section 4.4, when combined with the aggregate period of any delay under Section 2.5 hereof, may not exceed, in any twelve-month period, more than 120 days unless the holders of a majority in interest of the unsold Registrable Securities included in such registration statement and not previously sold thereunder consent in writing to a longer suspension. Each holder of Registrable Securities included in any such registration statement and not previously sold thereunder agrees that upon its receipt of such written certification it will immediately discontinue the sale of any Registrable Securities pursuant to such registration statement or otherwise until such holder has received copies of the supplemented or amended prospectus or until such holder is advised in writing that the use of the prospectus forming a part of such registration statement may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in such prospectus.

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4.5 Company Repurchase Right. (a) In the event that one or more Stockholders provides notice of a Demand Registration under Section 2.1(a)(i) (each a “Notifying Stockholder”), the Company shall have the right to purchase all, but not less than all of each such Notifying Stockholder’s Common Stock (the “Repurchase Right”). The purchase price for the Repurchase Right per share of Common Stock shall be an amount equal to the Repurchase Price divided by the number of shares of Fully Diluted Common Stock outstanding on the date of the Repurchase Right Notice.

(b) The Company may exercise the Repurchase Right by delivering to Notifying Stockholder(s) a written notice that the Company wishes to exercise such right (the “Repurchase Right Notice”), which notice shall set forth a date for closing not later than ninety (90) days from the date of mailing of such notice. The closing of any Repurchase Right transaction shall take place at the Company’s principal executive office.

(c) In connection with any Repurchase Right transaction, each Notifying Stockholder shall deliver to the Company at closing (against payment of the Repurchase Price on a per share basis as calculated pursuant to Section 4.5(a)) the Common Stock held by such Notifying Stockholder, free and clear of all Liens (other than those contained in the Stockholders’ Agreement and this Agreement), together with duly executed assignment and transfer documents in favor of the Company and such other documents as the Company may reasonably request in connection with the purchase of such Notifying Stockholder’s Common Stock.

(d) A Notifying Stockholder shall not be required to make any representations or warranties to the Company in connection with the exercise and closing of the Repurchase Right, except as to (i) good and valid title to the Common Stock; (ii) the absence of Liens (other than those pursuant to the Stockholders’ Agreement and this Agreement) with respect to the Common Stock; (iii) its valid existence and good standing (if applicable), (iv) the legal capacity and authority for, and validity, binding effect and enforceability of (as against such Notifying Stockholder), any agreement entered into hereunder by such Notifying Stockholder in connection with the transfer of such Common Stock (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity); (v) all required consents and approvals to such Notifying Stockholder’s transfer of such Common Stock; and (vi) the fact that no broker’s or commission or finder’s fee is payable by the Company as a result of such Notifying Stockholder’s conduct in connection with the transfer of the Common Stock to the Company pursuant to the Repurchase Right. In addition, a Notifying Stockholder shall only be obligated to provide an indemnity to the Company for breach of the representations and warranties described in this Section 4.5(d).

5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will as expeditiously as reasonably possible:

(a) prepare and, as soon as practicable after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable

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best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to one counsel designated by holders of a majority of the Registrable Securities covered by such registration statement and to the extent practicable under the circumstances, provide such counsel a reasonable period of time to review and comment upon such documents; and the Company shall consider in good faith any such reasonable changes that such counsel may suggest);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than the earlier of eighteen (18) months or until the date that all of the securities covered by the registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) in connection with any filing of any registration statement or prospectus or amendment or supplement thereto, cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) furnish to each seller of Registrable Securities, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) use its reasonable best efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as the Stockholders reasonably request, keep each such registration or qualification effective during the period the associated registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself or any of its Affiliates to taxation in any such jurisdiction in which it is not subject to taxation);

(f) promptly notify each seller of such Registrable Securities and, if requested by such seller, confirm in writing, when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective;

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(g) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h) furnish counsel for each underwriter, if any, and for the sellers of such Registrable Securities with copies of any written request by the Commission or any state securities authority for amendments or supplements to a registration statement or prospectus or for additional information generally;

(i) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or if no such securities are then listed, such securities exchange as the holders of a majority of the Registrable Securities included in such registration may request;

(j) provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

(k) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(l) use commercially reasonable efforts to cooperate with each seller and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each seller or the underwriter or managing underwriter, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

(m) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration and shall be kept strictly confidential by any of the foregoing recipients, except to the extent disclosure of such records, information or documents is required by written order of any Governmental Authority;

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(n) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(o) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(p) cooperate and assist in any filing required to be made with the National Association of Securities Dealers and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the National Association of Securities Dealers).

(q) at least forty-eight (48) hours prior to the filing of any registration statement or prospectus, or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to each seller of such Registrable Securities and refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel selected by the holders of a majority of the Registrable Securities being registered shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable laws;

(r) at the request of any seller of such Registrable Securities in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters and the sellers of Registrable Securities, covering such matters as such counsel, underwriters and the sellers may reasonably agree upon, including such matters as are customarily furnished in connection with an underwritten offering, and (ii) a letter or letters from the independent certified public accountants of the Company addressed to the underwriters and the sellers of Registrable Securities, covering such matters as such accountants, underwriters and sellers may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are an independent registered public accounting firm within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Company included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act; and

(s) with respect to Demand Registrations, make senior executives of the Company reasonably available to assist the underwriters with respect to, and accompany the underwriters on, the so-called “road show” in connection with the marketing efforts for, and the distribution and sale of Registrable Securities pursuant to a registration statement.

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6. Registration Expenses.

6.1 Company’s Expenses. The Company will pay all expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to: all registration and filing fees; fees and expenses of compliance with securities or blue sky laws; printing expenses; messenger and delivery expenses; and fees and disbursements of counsel for the Company; reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration to represent all holders of Registrable Securities included in the registration; fees and disbursements of the Company’s registered public accounting firm; reasonable fees and disbursements of a single counsel for the underwriters (if the Company or the holders of Registrable Securities are required to bear such expenses); and reasonable fees and disbursements of all other Persons retained by the Company (all such expenses being herein called “Registration Expenses”); provided, however, that all underwriting discounts, commissions and transfer taxes relating to the Registrable Securities will be borne by the holders of such Registrable Securities. In addition, the Company will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange; provided, however, that if a request for Demand Registration is subsequently withdrawn at the request of a majority of the holders of Registrable Securities requested to be registered, the holders of Registrable Securities who have withdrawn such request for Demand Registration shall forfeit such Demand Registration unless the holders of Registrable Securities to be registered pay (or reimburse the Company) for all of the Registration Expenses with respect to such withdrawn registration.

6.2 Holder’s Expenses. To the extent that any expenses incident to any registration are not required to be paid by the Company, each holder of Registrable Securities included in a registration will pay all such expenses which are clearly and solely attributable to the registration of such holder’s Registrable Securities so included in such registration, and any other expenses not so attributable to one holder will be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

7. Indemnification.

7.1 By the Company. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its members, managers, officers, employees and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys’ fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company

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by such holder expressly for use therein or by such holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

7.2 By Each Holder of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information relating to such holder as is reasonably necessary for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its members, managers, directors, employees and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided, however, that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement, unless such loss, claim, damage, liability or expense resulted from such holder’s intentionally fraudulent conduct.

7.3 Procedure. Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the counsel for the Indemnifying Party who is to conduct the defense of such claim or litigation is reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided, however, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties in connection with any one action

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or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances. The Indemnified Party shall not make any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 7 only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (A) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party or (B) which includes an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

7.4 Survival. The indemnification (and contribution provisions in Section 8 below) provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

8. Contribution.

8.1 Contribution. If the indemnification provided for in Section 7 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any costs, fines, penalties, losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such costs, fines, penalties, losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the costs, fines, penalties, losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding this Section 8, an indemnifying holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such holder exceeds (B) the amount of any damages which such indemnifying holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such payments, unless such loss, claim, damage, liability or expense in respect of which contribution is required resulted from such holder’s intentionally fraudulent conduct.

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8.2 Equitable Considerations; Etc. The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Compliance with Rule 144 and Rule 144A. In the event that the Company (a) registers a class of securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act or (c) commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of any holder of Registrable Securities who proposes to sell securities in compliance with Rule 144 of the Commission, the Company will (i) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time and (ii) make available to the public and such holders such information, and take such action as is reasonably necessary, to enable the holders of Registrable Securities to make sales pursuant to Rule 144. Unless the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the holder of Registrable Securities and to any prospective purchaser of Registrable Securities under Rule 144A of the Commission, the information described in Rule 144A(d)(4) of the Commission.

10. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11. Arbitration.

11.1 Except as otherwise specifically provided in this Agreement, any and all disputes, controversies or claims arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding its arbitrability, validity or termination, or the performance or breach thereof, shall be exclusively and finally settled by arbitration administered by the AAA. Any party to this Agreement may initiate arbitration by notice to any other party (a “Request for Arbitration”). The arbitration shall be conducted in accordance with the AAA rules governing commercial arbitration in effect at the time of the arbitration, except as they may be modified by the provisions of this Agreement. The place of the arbitration shall be Chicago, Illinois. The arbitration shall be conducted by a single arbitrator appointed by the Stockholder(s) from a list of at least five (5) individuals who are independent and qualified to serve as an arbitrator submitted by the Company within fifteen (15) days after delivery of the Request for Arbitration. The Stockholder(s) will make its appointment within ten (10) days after it receives the list of qualified individuals from the Company. In the event the Company fails to send a list of at least five (5) qualified individuals to serve as arbitrator to the Stockholder within such fifteen-day time period, then the Stockholder shall appoint such arbitrator within twenty-five (25) days from the Request for Arbitration. In the event the Stockholder fails to appoint a person to serve as arbitrator from the list of at least five (5) qualified individuals within ten (10) days after its receipt of such list from the Company, the Company shall appoint one of the individuals

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from such list to serve as arbitrator within five (5) days after the expiration of such ten (10) day period. Any individual will be qualified to serve as an arbitrator if he or she shall be an individual who has no material business relationship, directly or indirectly, with any of the parties to this Agreement and who has at least ten (10) years of experience in the practice of law with experience in private equity and securities law matters. The arbitration shall commence within thirty (30) days after the appointment of the arbitrator; the arbitration shall be completed within sixty (60) days of commencement; and the arbitrator’s award shall be made within thirty (30) days following such completion. The parties may agree to extend the time limits specified in the foregoing sentence.

11.2 The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of Delaware without giving effect to the principles of conflicts of law, and will be without power to apply any different substantive law. The arbitrator will render an award and a written opinion in support thereof. Such award shall include the costs related to the arbitration and reasonable attorneys’ fees and expenses to the prevailing party. The arbitrator also has the authority to grant provisional remedies, including injunctive relief, and to award specific performance. The arbitrator may entertain a motion to dismiss and/or a motion for summary judgment by any party, applying the standards governing such motions under the Federal Rules of Civil Procedure, and may rule upon any claim or counterclaim, or any portion thereof (a “Claim”), without holding an evidentiary hearing, if, after affording the parties an opportunity to present written submission and documentary evidence, the arbitrator concludes that there is no material issue of fact and that the Claim may be determined as a matter of law. The parties waive, to the fullest extent permitted by law, any rights to appeal, or to review of, any arbitrator’s award by any court. The arbitrator’s award shall be final and binding, and judgment on the award may be entered in any court of competent jurisdiction, including the courts of Cook County, Illinois. Each party to this Agreement irrevocably submits to the non-exclusive jurisdiction and venue in the courts of the State of Illinois and of the United States sitting in Chicago, Illinois in connection with any such proceeding, and waives any objection based on forum non conveniens. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES SUCH PARTY’S RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION TO ENFORCE AN ARBITRATOR’S DECISION OR AWARD PURSUANT TO SECTION 11.1 OF THIS AGREEMENT.

11.3 The parties agree to maintain confidentiality as to all aspects of the arbitration, except as may be required by applicable law, regulations or court order, or to maintain or satisfy any suitability requirements for any license by any state, federal or other regulatory authority or body, including professional societies and organizations; provided, however, that nothing herein shall prevent a party from disclosing information regarding the arbitration for purposes of enforcing the award. The parties further agree to obtain the arbitrator’s agreement to preserve the confidentiality of the arbitration.

12. Miscellaneous.

12.1 Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Stockholders. Any waiver, permit, consent or

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approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities and the Company.

12.2 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of holders of Registrable Securities are also for the benefit of, and enforceable by, any permitted Transferee (as defined under and pursuant to the Stockholders’ Agreement) of such Registrable Securities pursuant to Section 3(a)(ii) of the Stockholders Agreement. Each Stockholder shall be permitted to assign its rights under this Agreement with the prior written consent of the Company, such consent not to be unreasonably withheld.

12.3 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

12.4 Notices. Any notice or communication by the Company or any Stockholder is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the recipient’s address:

If to the Company:

Global Hyatt Corporation

Hyatt Center, 12th Floor

71 South Wacker Drive

Chicago, Illinois 60606

Facsimile No.: (312) 780-5282

Attention: General Counsel

With a copy to:

Latham & Watkins LLP

Sears Tower, Suite 5800

233 South Wacker Drive

Chicago, Illinois 60606

Facsimile No.: (312) 993-9767

Attention: Michael A. Pucker

If to a Stockholder, to the address indicated on Schedule 1 attached hereto as amended from time to time. The Company or any Stockholder, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if

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personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

12.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS INTERNAL CONFLICTS OF LAWS PRINCIPLES.

12.6 Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (i) consents, waivers, amendments and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any arbitral, judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

12.7 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

12.8 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such determination that any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

12.9 Entire Agreement. This Agreement, the Framework Agreement and the Purchase Agreement (together with the agreements delivered or to be delivered pursuant thereto constitute the entire agreement of the parties with respect to the subject matter hereof and supersede and shall supersede all prior agreements and understandings (whether written or oral) between the Company and the Stockholders, or any of them, with respect to the subject matter hereof.

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12.10 Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.

12.11 No Trustee Liability. When this Agreement is executed by a trustee of a trust, such execution is by the trustee, not individually, but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing contained in this Agreement shall be construed as imposing any liability on any such trustee personally to pay any amounts required to be paid hereunder or thereunder, or to perform any covenant, either express or implied, contained herein or therein, all such personal liability, if any, having been expressly waived by the parties by their execution hereof. Any liability of a trust hereunder shall not be a personal liability of any trustee, grantor or beneficiary thereof, and any recourse against a trustee shall be solely against the assets of the pertinent trust.

12.12 Aggregation. All shares of Registrable Securities held by any Affiliates of any Stockholder shall be aggregated together with the shares of Registrable Securities held by such Stockholder or the purposes of determining availability of rights and application of obligations of such Stockholder under this Agreement.

12.13 No Third Party Beneficiaries. Except as provided in Sections 7, 8 and 12.2, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.14 Waiver of Certain Damages. To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

GLOBAL HYATT CORPORATION

By:	/s/ Mark S. Hoplamazian
Name:	Mark S. Hoplamazian
Title:	President and Chief Executive Officer

MADRONE CAPITAL, LLC

By:	/s/ Greg Penner
Name:	Greg Penner
Title:	Manager

GS SUNRAY HOLDINGS, L.L.C.

By:	GS CAPITAL PARTNERS VI FUND, L.P.
as a member

By:	GSCP VI ADVISORS, L.L.C.,
its general partner

By:	/s/ Katherine B. Enquist
Name:	Katherine B. Enquist
Title:	Vice President

GS SUNRAY HOLDINGS, L.L.C.

By:	GS SUNRAY OFFSHORE FUND, L.P.
as a member

By:	GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.,
its general partner

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Katherine B. Enquist
Name:	Katherine B. Enquist
Title:	Vice President

GS SUNRAY HOLDINGS, L.L.C.

By:	GS SUNRAY GERMAN FUND, L.P.
as a member

By:	GS SUNRAY GERMAN FUND I, LTD.
its general partner

By:	/s/ Katherine B. Enquist
Name:	Katherine B. Enquist
Title:	Vice President

GS SUNRAY HOLDINGS PARALLEL, L.L.C.

By:	GS CAPITAL PARTNERS VI PARALLEL, L.P.,
as a member

By:	GSCP VI ADVISORS, L.L.C.,
its general partner

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

SCHEDULE 1

Stockholders

Stockholder Name and Address

MADRONE CAPITAL, LLC

3000 Sand Hill Road

Building 1, Suite 155

Menlo Park, CA 94027

Attention: Greg Penner

Telephone: 650-854-8300

Facsimile: 650-233-9352

GS SUNRAY HOLDINGS, L.L.C.

c/o Goldman, Sachs & Co.

85 Broad Street, 10th Floor

New York, NY 10004

Fax: 212 357 5505

Attn: John Bowman

c/o Goldman, Sachs & Co.

One New York Plaza, 38th Floor

New York, NY 10004

Fax: 212 493 9884

Attn: Ben Adler, Esq.

GS SUNRAY HOLDINGS PARALLEL, L.L.C.

c/o Goldman, Sachs & Co.

85 Broad Street, 10th Floor

New York, NY 10004

Fax: 212 357 5505

Attn: John Bowman

c/o Goldman, Sachs & Co.

One New York Plaza, 38th Floor

New York, NY 10004

Fax: 212 493 9884

Attn: Ben Adler, Esq.

EXECUTION VERSION

AMENDMENT NO. 1 TO

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT, dated as of October 25, 2007 (this “Amendment”), is made and entered into by and among Global Hyatt Corporation, a Delaware corporation (the “Company”), and the parties set forth on Schedule 1 to the Registration Rights Agreement, dated as of August 28, 2007 (the “Original Agreement”), as amended by this Amendment.

WITNESSETH:

WHEREAS, the Company and Mori Building Capital Investment LLC, a Japanese limited liability company (“Mori”), have entered into that certain Purchase and Framework Agreement, dated as of October 25, 2007 (the “Mori Framework Agreement”), pursuant to which the Company has agreed to issue and sell, and Mori has agreed to purchase, at the price and at the time stated in and subject to the terms and conditions of the Mori Framework Agreement, a number of shares of the Company’s common stock, par value $0.01 per share, to be determined pursuant to Article IV of the Subscription Agreement (as defined in the Mori Framework Agreement);

WHEREAS, Mori has agreed to become a party to the Original Agreement, as amended by this Amendment, on the terms set forth herein;

WHEREAS, each of the Company and the parties set forth on Schedule 1 to the Original Agreement, as amended by this Amendment, has determined that it is in its best interest that Mori be joined to the Original Agreement, as amended by this Amendment, and accordingly, the Company and the parties hereto desire to amend the Original Agreement in the manner set forth herein; and

WHEREAS, pursuant to Section 12.1 of the Original Agreement, the Original Agreement may be amended by a written instrument signed by the Company and each of the Stockholders (as defined in the Original Agreement).

NOW, THEREFORE, in consideration of the foregoing and the mutual premises herein contained, it is hereby agreed that: Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Original Agreement, as amended hereby.

1. Amendments to Section 1 and Modification of Other Terms.

(a) The definition of “Framework Agreement” contained in Section 1 of the Original Agreement is hereby deleted and amended and restated to read in its entirety as follows:

“Framework Agreements” means (i) the Purchase and Framework Agreement dated as of August 28, 2007 between the Company and Madrone Capital, LLC and (ii) the Purchase and Framework Agreement dated as of October 25, 2007 between the Company and Mori Building Capital Investment LLC, in each case as may from time to time be supplemented or amended by one or more agreements supplemental thereto entered into pursuant to the applicable provisions thereof.

STRICTLY CONFIDENTIAL

(b) The definition of “Repurchase Price” contained in Section 1 of the Original Agreement is hereby amended by deleting the term “Framework Agreement” therefrom and replacing such term with “Framework Agreements”.

(c) For purposes of this Amendment and the Original Agreement, as amended by this Amendment, the term “Agreement” shall refer to the Original Agreement as amended hereby and from time to time.

2. Amendment to Section 12.9. Section 12.9 of the Original Agreement is hereby amended by deleting the term “Framework Agreement” therefrom and replacing such term with “Framework Agreements”.

3. Amendment to Schedule 1. Schedule 1 to the Original Agreement is hereby deleted and amended and restated to read in its entirety as follows:

Stockholders

Stockholder Name and Address

MADRONE CAPITAL, LLC

3000 Sand Hill Road

Building 1, Suite 155

Menlo Park, CA 94027

Fax: 650-233-9352

Attn: Greg Penner

GS SUNRAY HOLDINGS, L.L.C.

c/o Goldman, Sachs & Co.

85 Broad Street, 10th Floor

New York, NY 10004

Fax: 212 357 5505

Attn: John Bowman

c/o Goldman, Sachs & Co.

One New York Plaza, 38th Floor

New York, NY 10004

Fax: 212 493 9884

Attn: Ben Adler, Esq.

GS SUNRAY HOLDINGS PARALLEL, L.L.C.

c/o Goldman, Sachs & Co.

85 Broad Street, 10th Floor

New York, NY 10004

Fax: 212 357 5505

Attn: John Bowman

c/o Goldman, Sachs & Co.

One New York Plaza, 38th Floor

New York, NY 10004

Fax: 212 493 9884

Attn: Ben Adler, Esq.

MORI BUILDING CAPITAL INVESTMENT LLC

Roppongi Hills Mori Tower P.O. Box 1

10-1 Roppongi 6-chome

Minato-ku, Tokyo 106-6155

JAPAN

Facsimile No.: 81-3-6406-9316

Attention: Structured Finance Department

4. Agreement of Mori to be Bound. Mori agrees that, upon the full execution and delivery of this Amendment, Mori shall (a) become a party to the Agreement, without further action on the part of any Person and (b) be bound by, and subject to, all of the covenants, terms and conditions of the Agreement.

5. No Other Amendments. Except as specifically amended hereby, the Original Agreement shall continue in full force and effect as written.

6. Severability. If any provision of this Amendment (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Upon such determination that any provision of this Amendment (or any portion thereof) or tae application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent f the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

7. Further Agreement. The parties hereto shall use their commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Amendment and to consummate the transactions contemplated hereby and thereby.

8. Effect of Headings. The descriptive headings of this Amendment are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Amendment.

9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS INTERNAL CONFLICTS OF LAWS PRINCIPLES.

10. Counterparts. This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.

Signature page follows.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE COMPANY:

GLOBAL HYATT CORPORATION

By:	/s/ Mark S. Hoplamazian
Name:	Mark S. Hoplamazian
Title:	President and Chief Executive Officer

MADRONE CAPITAL, LLC

By:	/s/ Greg Penner
Name:Greg Penner
Title:Manager

GS SUNRAY HOLDINGS, L.L.C.

By:	GS CAPITAL PARTNERS VI FUND, L.P.
as a member

By:	GSCP VI ADVISORS, L.L.C.,
its general partner

By:	/s/ Gerald J. Cardinale
Name: Gerald J. Cardinale
Title: Managing Director

GS SUNRAY HOLDINGS, L.L.C.

By:	GS SUNRAY OFFSHORE FUND, L.P.
as a member

By:	GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.,
its general partner

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Gerald J. Cardinale
Name: Gerald J. Cardinale
Title: Managing Director

GS SUNRAY HOLDINGS, L.L.C.

By:	GS SUNRAY GERMAN FUND, L.P.
as a member

By:	GS SUNRAY GERMAN FUND I, LTD.
its general partner

By:	/s/ Gerald J. Cardinale
Name: Gerald J. Cardinale
Title: Managing Director

GS SUNRAY HOLDINGS PARALLEL, L.L.C.

By:	GS CAPITAL PARTNERS VI PARALLEL, L.P.,
as a member

By:	GSCP VI ADVISORS, L.L.C.,
its general partner

By:	/s/ Gerald J. Cardinale
Name: Gerald J. Cardinale
Title: Managing Director

MORI BUILDING CAPITAL INVESTMENT LLC

By:	/s/ Minoru Mori
Name: Minoru Mori
Title: Executor

JOINDER AGREEMENT

This JOINDER AGREEMENT to Registration Rights Agreement (the “Joinder Agreement”) is made and entered into as of May 13, 2009, by and among Global Hyatt Corporation, a Delaware corporation (the “Company”), and the undersigned (the “Joining Stockholders”), and relates to that certain Registration Rights Agreement dated as of August 28, 2007 (as amended from time to time, the “Registration Rights Agreement”), by and among the Company and the parties set forth on Schedule 1 to the Registration Rights Agreement (each, individually, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

WHEREAS, the Joining Stockholders are acquiring shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, and in connection therewith, the Company has agreed to grant certain registration rights to such Joining Stockholders as provided for in the Registration Rights Agreement; and

WHEREAS, the Joining Stockholders have agreed to become a party to the Registration Rights Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to be Bound. Each Joining Stockholder agrees that, upon the execution of this Joinder Agreement, such Joining Stockholder shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement and such Joining Stockholder shall be deemed a “Stockholder” thereunder for all purposes.

2. Binding Effect. This Joinder Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Company, the Stockholders and the Joining Stockholders and their respective heirs, personal representatives, successors and assigns.

3. Severability. If any provision of this Joinder Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Upon such determination that any provision of this Joinder Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Joinder Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

4. Further Agreement. The parties hereto shall use commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Joinder Agreement and to consummate the transactions contemplated hereby.

5. Effect of Headings. The Section headings of this Joinder Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Joinder Agreement.

6. Counterparts. This Joinder Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.

7. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS INTERNAL CONFLICTS OF LAWS PRINCIPLES.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

COMPANY:

GLOBAL HYATT CORPORATION

By:	/s/ Mark S. Hoplamazian
Name: Mark S. Hoplamazian
Title: President and Chief Executive Officer

JOINING STOCKHOLDER:

GS SUNRAY HOLDINGS SUBCO I, L.L.C.

By:	/s/ Josephine Mortelliti
Name: Josephine Mortelliti
Title: Manager

GS SUNRAY HOLDINGS SUBCO II, L.L.C.

By:	/s/ Josephine Mortelliti
Name: Josephine Mortelliti
Title: Manager

GS SUNRAY HOLDINGS PARALLEL SUBCO, L.L.C.

By:	/s/ Josephine Mortelliti
Name: Josephine Mortelliti
Title: Manager

[signature page to Joinder to Registration Rights Agreement (GS)]

JOINDER AGREEMENT

This JOINDER AGREEMENT to Global Hyatt Corporation 2007 Stockholders’ Agreement (this “Joinder Agreement”) is made and entered into as of May 13, 2009, by and among Global Hyatt Corporation, a Delaware corporation (the “Company”), and the undersigned (each, individually, a “Joining Stockholder” and, collectively, the “Joining Stockholders”), and relates to that certain Global Hyatt Corporation 2007 Stockholders’ Agreement, dated as of August 28, 2007 (as amended from time to time, the “Stockholders’ Agreement”), by and among the Company and the parties set forth on Schedule 1 to the Stockholders’ Agreement (each, individually, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Stockholders’ Agreement.

WHEREAS, each Joining Stockholder is acquiring shares of common stock, par value $0.01 per share, of the Company and, in connection therewith, have agreed to become a party to the Stockholders’ Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to be Bound. Each Joining Stockholder agrees that, upon the execution of this Joinder Agreement, such Joining Stockholder shall become a party to the Stockholders’ Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders’ Agreement, and such Joining Stockholder shall be deemed a “Stockholder” thereunder for all purposes.

2. Binding Effect. This Joinder Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Company, the Stockholders and the Joining Stockholders and their respective heirs, personal representatives, successors and assigns.

3. Severability. If any provision of this Joinder Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Upon such determination that any provision of this Joinder Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Joinder Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

4. Further Agreement. The parties hereto shall use commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Joinder Agreement and to consummate the transactions contemplated hereby.

5. Effect of Headings. The section headings of this Joinder Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Joinder Agreement.

6. Counterparts. This Joinder Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.

7. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS INTERNAL CONFLICTS OF LAWS PRINCIPLES.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

COMPANY:

GLOBAL HYATT CORPORATION

By:	/s/ Mark. S. Hoplamazian
Name:	Mark. S. Hoplamazian
Title:	President and Chief Executive Officer

JOINING STOCKHOLDERS:

MADRONE GHC, LLC

By:	/s/ Greg Penner
Name:	Greg Penner
Title:	Manager

LAKE GHC, LLC

By:	/s/ Greg Penner
Name:	Greg Penner
Title:	Manager

SHIMODA GHC, LLC

By:	/s/ Greg Penner
Name:	Greg Penner
Title:	Manager

AMENDMENT NO. 2 TO

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT, dated as of May 14, 2009 (this “Amendment”), is made and entered into by and among Global Hyatt Corporation, a Delaware corporation (the “Company”), and the parties set forth on Schedule 1 to the Registration Rights Agreement, dated as of August 28, 2007, as amended by Amendment No. 1 to Registration Rights Agreement, dated as of October 25, 2007 (as amended, the “Original Agreement”).

WITNESSETH:

WHEREAS, pursuant to offer letters dated April 2, 2009, the Company is offering rights to subscribe for up to an aggregate of 52,467,050 shares of Common Stock to stockholders of record at 5:01 p.m., Central Daylight Time, on April 1, 2009 (other than stockholders who are former employees), all non-employee directors of the Company who have received awards or who have accrued compensation that will be awarded under the Amended and Restated Global Hyatt Corporation Long-Term Incentive Plan (as amended), and certain other Persons with contractual preemptive rights to purchase Common Stock (the “Rights Offering”);

WHEREAS, pursuant to an offer letter dated May 8, 2009, the Company is offering to the Existing Stockholders (as defined in the Stockholders’ Agreement) rights to subscribe for up to an additional 6,313,204 shares of Common Stock;

WHEREAS, the Company desires to grant certain registration rights to the Stockholders with respect to shares of Common Stock purchased by such Stockholders in the Rights Offering;

WHEREAS, each of the Company and the parties set forth on Schedule 1 to the Original Agreement desires to amend the Original Agreement in the manner set forth herein; and

WHEREAS, pursuant to Section 12.1 of the Original Agreement, the Original Agreement may be amended by a written instrument signed by the Company and each of the Stockholders (as defined in the Original Agreement).

NOW, THEREFORE, in consideration of the foregoing and the mutual premises herein contained, it is hereby agreed that:

1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Original Agreement.

2. Amendments to Section 1 and Modification of Other Terms.

(a) The following definition is inserted after the definition of “Request for Arbitration” and before the definition of “Securities Act”:

“Rights Offering” means the offer made by the Company pursuant to offer letters dated April 2, 2009 to stockholders of record at 5:01 p.m., Central Daylight Time, on April 1, 2009 (other than stockholders who are former employees), all non-employee directors of the Company who have received awards or who have accrued compensation that will be awarded under the Amended and Restated Global Hyatt Corporation Long-Term Incentive Plan, as amended, and certain other Persons with contractual preemptive rights, to subscribe for shares of Common Stock.

(b) The definition of “Registrable Securities” contained in Section 1 of the Original Agreement is hereby deleted and amended and restated to read in its entirety as follows:

“Registrable Securities” means at any time, any of the following owned by any Stockholder: (i) any Common Stock issued pursuant to the Subscription Agreement; (ii) any Common Stock issued upon conversion of the Convertible Stock; (iii) any Common Stock issued pursuant to the Rights Offering and (iv) any Common Stock issued (or then issuable directly or indirectly upon the conversion, exchange or exercise of other equity securities which were issued) as a dividend or other distribution with respect to or in replacement of any equity securities referred to in clauses (i), (ii) or (iii) of this definition; provided, however, that Registrable Securities shall not include any equity securities which (A) have been sold in a registered offering pursuant to the Securities Act or (B) which have been sold pursuant to Rule 144 of the Commission under the Securities Act.

(c) For purposes of this Amendment and the Original Agreement, as amended by this Amendment, the term “Agreement” shall refer to the Original Agreement as amended hereby and from time to time.

3. Amendment to Schedule 1. Schedule 1 to the Original Agreement is hereby deleted and amended and restated to read in its entirety as set forth on Exhibit A attached hereto.

4. No Other Amendments. Except as specifically amended hereby, the Original Agreement shall continue in full force and effect as written.

5. Severability. If any provision of this Amendment (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances. Upon such determination that any provision of this Amendment (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6. Further Agreement. The parties hereto shall use their commercially reasonable efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request in order to carry out the intent and purposes of this Amendment and to consummate the transactions contemplated hereby and thereby.

7. Effect of Headings. The descriptive headings of this Amendment are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Amendment.

8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS INTERNAL CONFLICTS OF LAWS PRINCIPLES.

9. Counterparts. This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Amendment.

Signature page follows.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE COMPANY:

GLOBAL HYATT CORPORATION

By:	/s/ Mark S. Hoplamazian
Mark S. Hoplamazian
President and CEO

[signature page to Amendment No. 2 to Registration Rights Agreement]

MADRONE CAPITAL, LLC

By:	/s/ Greg Penner
Name: Greg Penner
Title: Manager

MADRONE GHC, LLC

By:	/s/ Greg Penner
Name: Greg Penner
Title: Manager

LAKE GHC, LLC

By:	/s/ Greg Penner
Name: Greg Penner
Title: Manager

SHIMODA GHC, LLC

By:	/s/ Greg Penner
Name: Greg Penner
Title: Manager

[signature page to Amendment No. 2 to Registration Rights Agreement]

GS SUNRAY HOLDINGS, L.L.C.

By:	/s/ Josephine Mortelliti
Name: Josephine Mortelliti
Title: Manager

GS SUNRAY HOLDINGS SUBCO I, L.L.C.

By:	/s/ Josephine Mortelliti
Name: Josephine Mortelliti
Title: Manager

GS SUNRAY HOLDINGS SUBCO II, L.L.C.

By:	/s/ Josephine Mortelliti
Name: Josephine Mortelliti
Title: Manager

GS SUNRAY HOLDINGS PARALLEL, L.L.C.

By:	/s/ Josephine Mortelliti
Name: Josephine Mortelliti
Title: Manager

GS SUNRAY HOLDINGS PARALLEL SUBCO, L.L.C.

By:	/s/ Josephine Mortelliti
Name: Josephine Mortelliti
Title: Manager

[signature page to Amendment No. 2 to Registration Rights Agreement]

MORI BUILDING CAPITAL INVESTMENT LLC

By:	/s/ Sadao Muraoka
Name: Sadao Muraoka
Title: Executor

[signature page to Amendment No. 2 to Registration Rights Agreement]

EXHIBIT A

SCHEDULE 1

Stockholders

Stockholder Name and Address

MADRONE CAPITAL, LLC 3000 Sand Hill Road Building 1, Suite 155 Menlo Park, CA 94027 Fax: 650-233-9352 Attn: Greg Penner

GS SUNRAY HOLDINGS, L.L.C.

c/o Goldman, Sachs & Co.

85 Broad Street, 10th Floor

New York, NY 10004

Fax: 212 357 5505

Attn: John Bowman

c/o Goldman, Sachs & Co.

One New York Plaza, 38th Floor

New York, NY 10004

Fax: 212 493 9884

Attn: Ben Adler, Esq.

MADRONE GHC, LLC 3000 Sand Hill Road Building 1, Suite 155 Menlo Park, CA 94027 Fax: 650-233-9352 Attn: Greg Penner

GS SUNRAY HOLDINGS SUBCO I, L.L.C.

c/o Goldman, Sachs & Co.

85 Broad Street, 10th Floor

New York, NY 10004

Fax: 212 357 5505

Attn: John Bowman

c/o Goldman, Sachs & Co.

One New York Plaza, 38th Floor

New York, NY 10004

Fax: 212 493 9884

Attn: Ben Adler, Esq.

LAKE GHC, LLC 3000 Sand Hill Road Building 1, Suite 155 Menlo Park, CA 94027 Fax: 650-233-9352 Attn: Greg Penner

GS SUNRAY HOLDINGS SUBCO II, L.L.C.

c/o Goldman, Sachs & Co.

85 Broad Street, 10th Floor

New York, NY 10004

Fax: 212 357 5505

Attn: John Bowman

c/o Goldman, Sachs & Co.

One New York Plaza, 38th Floor

New York, NY 10004

Fax: 212 493 9884

Attn: Ben Adler, Esq.

SHIMODA GHC, LLC 3000 Sand Hill Road Building 1, Suite 155 Menlo Park, CA 94027 Fax: 650-233-9352 Attn: Greg Penner

GS SUNRAY HOLDINGS PARALLEL, L.L.C.

c/o Goldman, Sachs & Co.

85 Broad Street, 10th Floor

New York, NY 10004

Fax: 212 357 5505

Attn: John Bowman

c/o Goldman, Sachs & Co.

One New York Plaza, 38th Floor

New York, NY 10004

Fax: 212 493 9884

Attn: Ben Adler, Esq.

MORI BUILDING CAPITAL INVESTMENT LLC Roppongi Hills Mori Tower P.O. Box 1 10-1 Roppongi 6-chome Minato-ku, Tokyo 106-6155 JAPAN Facsimile No.: 81-3-6406-9316 Attention: Structured Finance Department

GS SUNRAY HOLDINGS PARALLEL SUBCO, L.L.C.

c/o Goldman, Sachs & Co.

85 Broad Street, 10th Floor

New York, NY 10004

Fax: 212 357 5505

Attn: John Bowman

c/o Goldman, Sachs & Co.

One New York Plaza, 38th Floor

New York, NY 10004

Fax: 212 493 9884

Attn: Ben Adler, Esq.